Exhibit 99.1

         Lattice Semiconductor Reports Third Quarter Results

    HILLSBORO, Ore.--(BUSINESS WIRE)--Oct. 20, 2003--Lattice Semiconductor Corporation (Nasdaq:LSCC) today announced financial results for the third quarter of 2003.
    Revenue for the quarter was $51.0 million, down 12 percent from the $58.2 million reported last quarter and a decrease of nine percent from the $56.1 million reported in the same quarter a year ago.
    Quarterly revenue from FPGA products was $9.2 million, an increase of three percent from last quarter, while quarterly revenue from high density CPLD products was $34.8 million, down 14 percent from last quarter.
    New product revenue grew 41 percent sequentially and now accounts for 12 percent of total quarterly revenue. Mainstream product revenue declined four percent sequentially and now accounts for 44 percent of quarterly revenue, while Mature product revenue declined 27 percent sequentially and now accounts for 44 percent of quarterly revenue.
    On a GAAP basis, net loss for the quarter was $21.9 million ($0.20 per share). This loss includes an $18.7 million charge for amortization of intangible assets.
    Non-GAAP loss for the quarter was $3.2 million ($0.03 per share). This loss includes a $5.7 million non-recurring charge associated with the early call of our previously outstanding 4 3/4 percent convertible notes. Non-GAAP earnings exclude non-cash acquisition related amortization expenses and more closely approximates our cash earnings performance. A reconciliation of non-GAAP to GAAP earnings accompanies the financial tables in this earnings release.
    "While disappointed with our overall revenue performance last quarter, we remain encouraged about the acceptance of our new products," stated Cyrus Y. Tsui, chairman and chief executive officer. "Our recently introduced products once again generated a record level of design activity during the last quarter and continue to be well received by our worldwide customer base. These new products now account for over 50 percent of our new design-ins. Unfortunately the sequential revenue growth of our new products and our FPGA business was more than offset by the sequential revenue decline of our mature product families."

    Business Outlook - December 2003 Quarter:

    --  Revenue is expected to be approximately flat.

    -- Gross margins are expected to be approximately flat as a percentage of revenue.

    -- Total operating expenses are expected to be approximately flat.

    --  Other Income is expected to be approximately $400 thousand.

    --  We do not anticipate reporting a tax provision.

    On October 21, 2003, Lattice will hold a telephone conference call at 5:30 am (Pacific Time) with financial analysts. Investors may listen to our conference call via the web at www.ccbn.com. Both the conference call and our business outlook statement will be available on our website, www.lscc.com. On December 11, 2003, we plan to publish a "Business Update Statement" on our website. Our financial guidance will be limited to the comments on our public quarterly earnings call and these public business outlook statements. Additionally, during the December 2003 quarter, Lattice plans to participate in investor conferences sponsored by the American Electronics Association, JP Morgan and Morgan Stanley. Specific presentation dates and times are posted on our website at www.lscc.com.
    The foregoing paragraphs contain forward-looking statements within the meaning of the Federal Securities laws including statements about future quarterly financial results, revenues, customers, product offerings and our ability to compete. Investors are cautioned that actual events and results could differ materially from these statements as a result of a number of factors, including overall semiconductor market conditions, market acceptance and demand for our new products, risks related to our recent acquisitions and their integration with Lattice, our dependencies on our silicon wafer suppliers, the impact of competitive products and pricing, technological and product development risks.
    Oregon-based Lattice Semiconductor Corporation designs, develops and markets the broadest range of Field Programmable Gate Arrays (FPGAs) and Field Programmable System Chips (FPSCs) and high-performance ISP(TM) programmable logic devices (PLDs).
    Lattice offers total solutions for today's system designs by delivering the most innovative programmable silicon products that embody leading-edge system expertise. Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in the communication, computing, industrial and military end markets. Company headquarters are located at 5555 N.E. Moore Court, Hillsboro, Oregon 97124 USA. For more information access our web site at www.latticesemi.com.

    Lattice Semiconductor Corporation, L (& design), Lattice (& design), in-system programmable, ISP and specific product designations are either registered trademarks or trademarks of Lattice
Semiconductor Corporation or its subsidiaries in the United States and/or other countries.


                  Lattice Semiconductor Corporation
                 Consolidated Statement of Operations
                (in thousands, except per share data)
                             (unaudited)

                          Three months ended       Nine months ended
                          ------------------       -----------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
   Description           2003     2003      2002      2003      2002
--------------------- --------- -------- --------- --------- ---------

Revenue                 $51,038  $58,178  $56,072  $167,527  $171,416

Costs and expenses:
   Costs of products
    sold                 20,662   23,289   22,429    67,159    68,527
   Research and
    development          21,173   21,702   21,523    64,707    63,986
   Selling, general and
    administrative       12,114   12,614   11,712    37,211    35,790
   In-process research
    and development (1)      --       --    5,653        --    29,853
   Amortization of
    intangible assets
    (2)(3)               18,665   18,687   18,070    58,466    54,616
                       --------------------------- --------- ---------

       Total costs and
        expenses         72,614   76,292   79,387   227,543   252,772
                       --------------------------- --------- ---------
Loss from operations    (21,576) (18,114) (23,315)  (60,016)  (81,356)

Other (expense) income,
 net                     (3,611)  (1,365)   2,764    (3,485)    3,941
                       --------------------------- --------- ---------

Loss before benefit for
 income taxes           (25,187) (19,479) (20,551)  (63,501)  (77,415)

Benefit for income
 taxes                   (3,300)  (2,554)  (6,180)   (5,854)  (29,280)
                       --------------------------- --------- ---------

Net loss               ($21,887)($16,925)($14,371) ($57,647) ($48,135)
                       =========================== ========= =========

Basic net loss per
 share                   ($0.20)  ($0.15)  ($0.13)   ($0.52)   ($0.44)
                       =========================== ========= =========

Diluted net loss per
 share                   ($0.20)  ($0.15)  ($0.13)   ($0.52)   ($0.44)
                       =========================== ========= =========

Shares used in per
 share calculations:

       Basic            111,840  111,507  110,232   111,615   109,855
                       =========================== ========= =========
       Diluted (4)      111,840  111,507  110,232   111,615   109,855
                       =========================== ========= =========

    Notes:

    (1) Represents write-off of in-process research and development in conjunction with the August 26, 2002, acquisition of Cerdelinx Technologies, Inc. and the January 18, 2002, acquisition of the FPGA business of Agere Systems, Inc.

    (2) Intangible assets subject to amortization aggregate $102.5 million, net, at September 30, 2003 and relate to the acquisition of Cerdelinx Technologies, Inc. on August 26, 2002, the acquisition of the FPGA business of Agere Systems, Inc. on January 18, 2002, the acquisition of Vantis Corporation on June 16, 1999, and the acquisition of Integrated Intellectual Property Inc. on March 16, 2001. These intangible assets are amortized to expense generally over three to seven years on a straight-line basis.

    (3) Includes $0.8 million of deferred stock compensation expense for each of the quarters ended September 30, 2003, June 30, 2003, and September 30, 2002, respectively, and $4.9 million and $1.9 million of deferred stock compensation expense for the nine months ended September 30, 2003, and September 30, 2002, respectively, attributable to Research and Development activities.

    (4) For all periods presented, the computation of diluted net loss per share excludes the effect of stock options and our convertible notes, as they are antidilutive.


                      Consolidated Balance Sheet
                            (in thousands)
                             (unaudited)


                                                   Sept. 30,  Dec. 31,
                  Description                        2003       2002
-------------------------------------------------  ---------  --------



                      Assets
Current assets:
   Cash and short-term investments                 $278,754  $276,880
   Accounts receivable, net                          26,941    26,374
   Inventories                                       47,942    56,241
   Other current assets                              12,617    35,033
                                                   --------- ---------
            Total current assets                    366,254   394,528

Property and equipment, net                          56,520    62,786
Foundry investments, advances and other assets      124,670   104,507
Goodwill and other intangible assets, net (1)       326,071   379,442
                                                   --------- ---------

                                                   $873,515  $941,263
                                                   ========= =========

       Liabilities and Stockholders' Equity

Current liabilities:
 Accounts payable and other accrued liabilities     $28,846   $33,597
 Deferred income on sales to distributors             6,361    11,983
 Income taxes payable                                    --       142
                                                   --------- ---------
            Total current liabilities                35,207    45,722

4 3/4% Convertible notes due in 2006                     --   208,061
Zero Coupon Convertible notes due in 2010           184,000        --
Other long-term liabilities                          22,053    26,345
                                                   --------- ---------
                                                    206,053   234,406

Stockholders' equity                                632,255   661,135
                                                   --------- ---------

                                                   $873,515  $941,263
                                                   ========= =========

    Note:

    (1) At September 30, 2003, includes approximately $9.8 million of other intangible assets, net, recorded in the September 2002 quarter in connection with the August 26, 2002, acquisition of Cerdelinx Technologies, Inc. Also includes $142.5 million in Goodwill and $56.7 million of other intangible assets, net, recorded in the March 2002 quarter in connection with the January 18, 2002, acquisition of the FPGA business of Agere Systems, Inc., and approximately $81.1 million in Goodwill and $36.0 million of other intangible assets, net, related to previous acquisitions. The other intangible assets will be amortized to expense generally over three to seven years. Goodwill is not amortized effective with the March 2002 quarter.


Appendix 1

                   Lattice Semiconductor Corporation
       Consolidated Operations Information -- Non-GAAP Basis (1)
                 (in thousands, except per share data)
                              (unaudited)

                          Three months ended       Nine months ended
                          ------------------       -----------------
                      Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
    Description          2003     2003     2002      2003      2002
--------------------- --------- -------- --------- --------- ---------

Revenue                 $51,038 $58,178 $56,072    $167,527 $171,416

Costs and expenses:
   Costs of products
    sold                 20,662  23,289  22,429      67,159   68,527
   Research and
    development          21,173  21,702  21,523      64,707   63,986
   Selling, general and
    administrative       12,114  12,614  11,712      37,211   35,790
                        ------------------------   ------------------

       Total costs and
        expenses         53,949  57,605  55,664     169,077  168,303
                        ------------------------   ------------------
(Loss) income from
 operations              (2,911)    573     408      (1,550)   3,113

Other (expense) income,
 net                     (3,611) (1,365)  2,764      (3,485)   3,941
                        ------------------------   ------------------

(Loss) income before
 (benefit) provision
 for income taxes        (6,522)   (792)  3,172      (5,035)   7,054

(Benefit) provision for
 income taxes            (3,300) (2,554)    825      (5,854)   1,834

Tax shield (2)               --      --   4,250          --   12,423
                        ------------------------   ------------------

Non-GAAP (loss)
 earnings               ($3,222) $1,762  $6,597        $819  $17,643
                        ========================   ==================

Diluted Non-GAAP (loss)
 earnings per share (3)  ($0.03)  $0.02   $0.06       $0.01    $0.16
                        ========================   ==================

Shares used in
 calculations           111,840 113,405 110,683     112,918  111,760
                        ========================   ==================

    Notes:

    (1) This table presents operating information which is consistent with the information reported by First Call, IBES and Zacks for Lattice Semiconductor Corporation. A reconciliation to GAAP on a per share basis is attached as Appendix 2.

    (2) Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003, quarter, we are no longer reporting a Tax Shield.

    (3) For the three months ended June 30, 2003, and September 30, 2002, and for the nine months ended September 30, 2003 and 2002, respectively, the computation of diluted Non-GAAP earnings includes the effect of stock options but excludes the effect of our convertible notes as they are antidilutive. For the three months ended September 2003, the computation of diluted Non-GAAP loss excludes the effect of both stock options and our convertible notes as they are antidilutive.


Appendix 2

                  Lattice Semiconductor Corporation
                 Non-GAAP Earnings Reconciliation (1)
                             (unaudited)

                          Three months ended       Nine months ended
                          ------------------       -----------------
                     Sept. 30, June 30, Sept. 30, Sept. 30, Sept. 30,
   Description         2003      2003     2002      2003      2002
-------------------- --------- -------- --------- --------- ---------


Net loss              ($0.20)   ($0.15)   ($0.13)   ($0.52)  ($0.44)

Add:
Amortization of
 intangible assets     $0.17     $0.17     $0.10     $0.53    $0.31
In-process research
 and development (2)      --        --     $0.04        --    $0.17
Tax shield (3)            --        --     $0.04        --    $0.11
Difference in effective
 tax rate (4)             --        --     $0.01        --    $0.01
                       --------------------------    ---------------
Non-GAAP (loss)
 income               ($0.03)    $0.02     $0.06     $0.01    $0.16
                       =========================     ===============

    Notes:

    (1) This table reconciles net income (loss) to non-GAAP information, which is presented in Appendix 1, on a per-share basis.

    (2) Represents write-off of in-process research and development in conjunction with the August 26, 2002 acquisition of Cerdelinx Technologies, Inc. and the January 18, 2002, acquisition of the FPGA business of Agere Systems, Inc.

    (3) Tax Shield represents the current period tax deduction available from amortizing gross goodwill and other intangible assets (approximately $750 million as of December 31, 2002) over 15 years on a straight line basis using a 34% tax rate. As of the March 31, 2003, quarter, we are no longer reporting a Tax Shield.

    (4) The effective tax rate is the ratio of income tax expense to pretax income. The rate for the three and nine months ended September 30, 2002, presented in the non-GAAP information presentation is different from the rates in the Statement of Operations, due to the difference in the proportion of taxable income derived from operations.


Appendix 3

                  LATTICE SEMICONDUCTOR CORPORATION
           - Supplemental Historic Financial Information -
                              (Q3 2003)

Operations Information                     Q303      Q203      Q302
                                        ------------------------------
 Percent of Revenue
                             Gross Margin  59.5%     60.0%    60.0%
                              R&D Expense  41.5%     37.3%    38.4%
                             SG&A Expense  23.7%     21.7%    20.9%
                  Operating (Loss) Income -42.3%    -31.1%   -41.6%
       Operating (Loss) Income (Non-GAAP)  -5.7%      1.0%      .7%

 Depreciation Expense ($000)               4,658     4,603    4,841
 Capital Expenditures ($000)               2,300     2,504    4,494

Balance Sheet Information
 Current Ratio                              10.4      14.0      8.0
 A/R Days Revenue Outstanding                 48        45       45
 Inventory Months                            7.0       6.2      8.1

Revenue % (by Product Family)
 FPGA                                        18%       16%      13%
 CPLD                                        68%       69%      69%
 SPLD                                        14%       15%      18%

Revenue % (by Product Classification (a) )
 New                                         12%        8%
 Mainstream                                  44%       40%
 Mature                                      44%       52%

Revenue % (by Geography)
 Americas                                    37%       41%      43%
 Europe (incl. Africa)                       23%       26%      26%
 Asia (incl. ROW)                            40%       33%      31%

Revenue % (by End Market)
 Communications                              49%       52%      43%
 Computing                                   22%       21%      27%
 Other                                       29%       27%      30%

Revenue % (by Channel)
 Direct                                      56%       52%      50%
 Distribution                                44%       48%      50%


    (a) Product Classification:
    ---------------------------

    New: FPSC, XPLD, XPGA, GDX2, ORCA 4, ispMACH 4000, ispMACH 4000 Z, ispPAC-PWR

    Mainstream: ORCA 3, GDX/V, ispMACH L/V, ispLSI 2000V, ispLSI
                5000V, ispLSI 8000V, ispMACH 5000VG, Mixed Signal,
                Software

    Mature:     ORCA 2, All 5-Volt CPLDs, All SPLDs


    CONTACT: Lattice Semiconductor Corporation, Hillsboro
             Roddy Sloss, 503-268-8000